SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 26, 1998


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



            000-22609                                   84-1339282
     ----------------------------------------------------------------------
     (Commission File Number)              (IRS Employer Identification No.)



            555 SEVENTEENTH STREET, SUITE 1000 DENVER, COLORADO     80202
 -------------------------------------------------------------------------------
                  (Address of principal executive offices)        (Zip Code)



        Registrant's telephone number, including area code: 303-291-1400
                                                           -------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On March 26, 1998, the Registrant and certain stockholders of EUnet International Limited, a company organized under the laws of England ("EUnet"), a leading, Amsterdam-based, European Internet service provider with business units operating in 13 European countries, entered into a definitive Transaction Agreement (the "EUnet Transaction Agreement"), to acquire EUnet for approximately $154 million in cash and Qwest Common Stock (as defined below). Pursuant to the EUnet Transaction Agreement, the holders of all of the preference shares, "A" ordinary shares and options of EUnet and of more than 92% of the ordinary shares of EUnet have agreed to sell their shares or options to the Registrant. At the closing, EUnet stockholders and optionholders will receive 3,621,590 newly issued shares of common stock, par value $.01 per share, of the Registrant ("Qwest Common Stock"), having a deemed value of approximately $135.5 million (based upon a deemed value of approximately $37.42 per share), and approximately $4.5 million in cash. In addition, they will receive approximately $14.4 million in cash (plus interest to the date of payment), or (at the Registrant's option) additional shares of Qwest Common Stock having that value (based upon an average of the closing prices for a specified 15-day period), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of the shares of Qwest Common Stock issued at the closing. Shares of Qwest Common Stock (included in the $154 million referred to above) having a deemed value of $23 million will be placed in escrow for two years, and may be recovered by the Registrant, to satisfy any indemnification claims. The closing of the transactions contemplated by the EUnet Transaction Agreement is conditioned on the satisfaction of certain customary conditions, including the receipt of certain regulatory approvals. The parties expect the closing to occur in April 1998. Promptly thereafter, the Registrant will acquire any remaining ordinary shares of EUnet by means of a compulsory purchase under applicable law. The acquisition will be accounted for as a purchase.

         The shares of Qwest Common Stock will be issued to EUnet stockholders in a private placement exempt from registration under the Securities Act. The Registrant has agreed to undertake the registration of the resale of the shares of Qwest Common Stock under the Securities Act not later than, and such shares will not be freely tradeable until, the earlier of (i) three weeks after the closing of the Merger or (ii) September 30, 1998 (or, under certain circumstances, a later date, but no later than October 31, 1998).

         The joint press release dated March 26, 1998 of the Registrant and EUnet announcing the execution of the Transaction Agreement is filed with the Securities and Exchange Commission as Exhibit 99.1 to this Current Report on Form 8-K.

         The Registrant cautions that the press release contains forward-looking statements that include, among others, statements concerning the Registrant's plans to complete an approximately 16,250 route mile coast-to-coast, technologically advanced, fiber optic telecommunications network (the "Qwest Network"), expectations as to funding its capital requirements, anticipated expansion of carrier and commercial services and other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. The Registrant cautions that these forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that could prevent the Registrant from achieving its stated goals include, but are not limited to; (i) failure by the Registrant to manage effectively, cost efficiently and on a timely basis the construction of the Qwest Network route segments; (ii) failure by the Registrant to enter into additional customer contracts to sell dark fiber or provide high-volume capacity and otherwise expand its telecommunications customer base; (iii) failure by the Registrant to obtain and maintain all necessary rights-of-way; (iv) intense competition in the Registrant's carrier services and commercial services markets; (v) the potential for rapid and significant changes in technology and their effect on the Company's operations; (vi) operating and financial risks related to managing rapid growth and integrating acquired businesses; (vii) adverse changes in the regulatory environment; (viii) failure by the Registrant to consummate the previously announced merger with LCI International Inc. timely or at all; and (ix) risks of being highly leveraged and sustaining operating cash deficits.

         The shares of Qwest Common Stock to be issued in the transaction have not been registered under the Securities Act and, unless so registered or an exemption from registration is available, may not be offered or sold in the United States or its territories and possessions or to any "U.S. Person" (within the meaning of the Securities Act) and hedging transactions involving such shares may not be conducted unless in compliance with the Securities Act.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         Exhibit 99.1 Press release of the Registrant and EUnet International Limited dated March 26, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  March 27, 1998        By: /s/ ROBERT S. WOODRUFF
                                ---------------------------------
                                     Robert S. Woodruff
                                     Executive Vice President - Finance,
                                     Chief Financial Officer and
                                     Treasurer

                                  EXHIBIT INDEX




         Exhibit 99.1 Press release of the Registrant and EUnet International Limited dated March 26, 1998.




                                       A-1